Exhibit 99.1

Weber Receives Non-Binding Acquisition Proposal from BDT Capital Partners

PALATINE, IL - October 25, 2022 - Weber Inc. (NYSE: WEBR) (the “Company”), the global leader in outdoor cooking products, innovation, and technology, announced today that it has received a non-binding proposal from BDT Capital Partners LLC, on behalf of its affiliates BDT Capital Partners Fund I, L.P., BDT Capital Partners Fund 3, L.P., and their respective affiliated funds (collectively, “BDT”), to acquire all of the Company’s outstanding shares of Class A common stock that it does not already own for $6.25 in cash per share.

The board of directors of the Company (the “Board”) previously formed a special committee of independent directors (the “Special Committee”) to evaluate and consider any potential or actual transaction proposal from BDT and any other alternative proposals or other strategic alternatives that may be available to the Company.

There can be no assurance that any definitive agreement will result from the proposal submitted by BDT or that any transaction will be consummated. The Company and the Special Committee do not intend to comment further about this proposal unless and until they deem further disclosure is appropriate.

A copy of BDT’s proposal letter, dated October 24, 2022, is available as an exhibit to BDT’s statement of beneficial ownership on Schedule 13D/A as publicly filed yesterday with the United States Securities and Exchange Commission.

ADVISORS

Centerview Partners LLC is serving as financial advisor to the Special Committee and Sullivan & Cromwell LLP is serving as the Special Committee’s outside legal advisor.

ABOUT WEBER INC.

The Company, headquartered in Palatine, Ill., is the world’s leading barbecue brand. The Company’s founder George Stephen, Sr., established the outdoor cooking category when he invented the original kettle charcoal grill 70 years ago. The Company offers a comprehensive, innovative product portfolio, including charcoal, gas, pellet and electric grills, smokers, and accessories designed to help outdoor cooking enthusiasts discover what’s possible. The Company offers its barbecue grills and accessories, services, and experiences to a passionate community of millions across 78 countries.

FORWARD-LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Weber’s expectations or beliefs concerning future events. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, for the year ended September 30, 2021, and in our Quarterly Reports on Form 10-Q.

Our future results could be affected by a variety of other factors, including: uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential travel restrictions of the COVID-19 outbreak; the current, and uncertain future, impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected; the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including the impact of any product recalls; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.

Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:

Steve Lipin / Felipe Ucrós

Gladstone Place Partners

(212) 230-5930